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                                                                     EXHIBIT 51


                      IN THE UNITED STATES DISTRICT COURT
                          FOR THE DISTRICT OF DELAWARE

UNION PACIFIC RESOURCES                 )
GROUP, INC., and RESOURCES              )
NEWCO, INC.,                            )
                                        )
           Plaintiffs,                  )
                                        )  Misc. No. 97-64 JJF
                                        )
        v.                              )
                                        )
PENNZOIL COMPANY,                       )
                                        )
           Defendant.                   )

                                     ORDER

        At Wilmington, this 29 day of August 1997, for the reasons set forth in the Memorandum Opinion to be issued Tuesday, September 2, 1997;

        IT IS HEREBY ORDERED that:

        1. Pennzoil Company's Second Motion to Compel Production Of Documents From Union Pacific Corporation (D.I.10) is GRANTED.

        2. Union Pacific Corporation shall produce the documents sought by Pennzoil in its Motion To Compel no later than 5:00 p.m. on Wednesday, September 3, 1997.



                                        /s/ Joseph J. Farnan, Jr.
                                      -------------------------------------
                                        UNITED STATES DISTRICT JUDGE